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                                                                       Exhibit 5

                              DEAN FOODS COMPANY


                                 May 26, 2000

Dean Foods Company
3600 N. River Road
Franklin Park, Illinois 60131

                Re:  Dean Foods Company
                     Registration Statement on Form S-8
                     ----------------------------------

Gentlemen:

          I am General Counsel of Dean Foods Company, a Delaware corporation (the "Company").

          Reference is made to the registration by the Company under the Securities Act of 1933 on the Form S-8 Registration Statement to which this opinion is Exhibit 5 (the "Registration Statement") of additional shares of the Company's Common Stock, Par Value $1 Per Share (the "Common Stock"), issuable by the Company pursuant to the Dean Foods Company 1989 Stock Awards Plan, as amended to date (the "Plan").

          It is my opinion that each additional share of Common Stock registered by means of the Registration Statement, when issued pursuant to the Plan, will be legally issued and, provided the consideration received by the Company for such share equals or exceeds its par value, fully paid and non-assessable.

          I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                   Very truly yours,


                                   /s/ Dale E. Kleber
                                   ------------------------
                                   Dale E. Kleber


                                      21
DEK/bz